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                                                                HEI Exhibit 99.2
                                                                ----------------

                               AMENDMENT 2002-1
                                    TO THE
             HAWAIIAN ELECTRIC INDUSTRIES RETIREMENT SAVINGS PLAN

In accordance with Section 8.1 of the Hawaiian Electric Industries Retirement Savings Plan (the "Plan") and resolutions of the Board of Directors of Hawaiian Electric Industries, Inc. adopted January 22, 2002, the Plan is hereby amended as follows:

1. The Introduction is amended by adding the following new paragraph after the first paragraph thereof:

         The portion of the Plan invested in the Company Stock Fund is designated as an employee stock ownership plan within the meaning of
         Section 4975 of the Code.

2. Article II of the Plan is amended by adding the following new section at the end thereof:

         Section 2.6  Contributions to ESOP Component and Non-ESOP Component
         -------------------------------------------------------------------

         To the extent that contributions made pursuant to the foregoing sections are initially invested in the Company Stock Fund in accordance with the Participant investment directions in force at the time such contributions are made, such contributions shall be deemed made to the ESOP Component of the Plan. To the extent that contributions are initially invested in other investment options, such contributions shall be deemed made to the Non-ESOP Component.

3. Section 3.1 of the Plan is amended and restated in its entirety to read as follows :

         Section 3.1  Section 401(k) Nondiscrimination Rules
         ---------------------------------------------------

                 (a)  ADP Tests. The nondiscriminatory amount test under Section
                      ---------
         1.401(a)(4)-1(b)(2) of the Treasury Regulations is met for the salary reduction portions of the Plan if the salary reduction portion of the ESOP Component and the salary reduction portion of the Non-ESOP Component each separately satisfies the actual deferral percentage ("ADP") test of Section 401(k)(3)(ii) of the Code. Contributions to the ESOP Component and Non-ESOP Component shall be determined in accordance with Section 2.6. Effective with the 1997 Plan Year, the Plan uses the prior-year ADP testing method, under which the ADP in the current year for the group of Eligible Employees who are HCEs is compared to the ADP in the previous year for the group of Eligible Employees who were NHCEs in the previous year. The comparative percentages must satisfy one of the following tests:

                      (1) The ADP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year multiplied by 1.25 [HCE ADP * (NHCE ADP x 1.25)], or

[* Denotes less than or equal to]
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                      (2)  The excess of the ADP for the current Plan Year for
         the group of Eligible Employees who are HCEs is not more than two percentage points greater than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year, and the ADP for the current Plan Year for the group of Eligible
               ---
         Employees who are HCEs is not more than twice the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year [HCE ADP * (NHCE ADP + 2%)] and [HCE ADP * (NHCE ADP
                                                        ---
         x 2)].

                (b)   ADP Rules.
                      ---------

                      (1) The ADP for the ESOP Component or Non-ESOP Component, as the case may be, for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of the salary reduction contributions actually paid to the ESOP Component or Non-ESOP Component, as the case may be, on behalf of each such Eligible Employee for such Plan Year to (ii) such Eligible Employee's ADP Compensation for such Plan Year. The ADP of an Eligible Employee who is eligible to but does not elect to have salary reduction contributions made to the ESOP Component or Non-ESOP Component, as the case may be, on his or her behalf for a Plan Year shall be zero for that Component.

                      (2) The ADP for each Eligible Employee shall be determined separately with respect to the ESOP Component and the Non-ESOP Component. Contributions to the ESOP Component (determined in accordance with Section 2.6) shall be taken into account only in determining the ADP for the ESOP Component, and contributions to the Non-ESOP Component (determined in accordance with Section 2.6) shall be taken into account only in determining the ADP for the Non-ESOP Component. Except as provided in the foregoing sentences, the ADP for any Eligible Employee who is an HCE for the Plan Year and who is eligible to have contributions allocated to his Account under two or more arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer (other than the ESOP Component and Non-ESOP Component) shall be determined as if such contributions were made under a single arrangement.

                      (3) In calculating the ADP for the group of NHCEs in the previous Plan Year, an Eligible Employee's status as an NHCE shall be determined using the definition of Highly Compensated Employee in effect for the previous Plan Year.

                      (4) For the 2002 Plan Year, which is the first year in which the ESOP Component and Non-ESOP Component must be tested separately, the ADP for the group of NHCEs for the previous Plan Year for each Component shall be deemed to be equal to the ADP for NHCEs for the Plan as a whole for the 2001 Plan Year.

[* denotes less than or equal to]

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               The provisions of Section 401(k)(3) of the Code and Section
         1.401(k)-1(b) of the Treasury Regulations, as modified by the Small Business Job Protection Act of 1996, are incorporated in the Plan by this reference.

               (c)    Excess Contributions.  Effective with the 1997 Plan Year,
                      --------------------
         excess contributions are treated as follows:

                      (1) If either or both the ESOP Component or the Non-ESOP Component of the Plan fails to satisfy either of the ADP tests for a Plan Year, the dollar amount of excess contributions for each affected HCE shall be calculated in a manner consistent with Section 401(k)(8)(B) of the Code and Section 1.401(k)-l(f)(2) of the Treasury Regulations, which states that the amount of excess contributions for an HCE is the amount by which such HCE's elective contributions must be reduced for the HCE's actual deferral ratio to equal the highest permitted actual deferral ratio for the year.

                      (2) The excess contributions determined in step (1) shall be totaled and then distributed in accordance with steps (3) and (4).

                      (3) The elective contributions of the HCE with the highest dollar amount of elective contributions shall be reduced by the amount required to cause that HCE's elective contributions to equal the dollar amount of the elective contributions of the HCE with the next highest dollar amount of elective contributions. This amount shall then be distributed to the HCE with the highest dollar amount of elective contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess contributions for the group, the lesser reduction amount shall be distributed.

                      (4) If the amount distributed under the preceding paragraph is less than the total excess contributions, the steps in the preceding paragraph are repeated until the total excess contributions have been distributed. After the total excess contributions have been distributed, the ADP test is deemed to be satisfied, regardless of whether, if recalculated after the distributions, the ADP test would actually be satisfied.

                      (5) Any excess contributions shall be distributed no later than the last day of the Plan Year following the Plan Year in which the excess contributions were made. To avoid the 10% excise tax under Section 4979 of the Code, the Administrative Committee may cause such distributions to be made within the first 2-1/2 months of such Plan Year.

                      (6) The excess contribution to be so distributed shall be adjusted for income or loss, which shall be determined by multiplying the income or loss allocable to the HCE's Account in the ESOP Component or Non-ESOP Component (whichever is applicable) for such Plan Year (to the extent such HCE's Account balance is derived from salary reduction contributions and earnings thereon) by a fraction, the numerator of which is the amount of the excess contribution on behalf of the HCE to that Component for that Plan Year and the denominator of which is the sum of the HCE's Account balance in that Component attributable to salary reduction contributions as of the beginning of the Plan Year plus the HCE's salary reduction contributions to that Component for the Plan Year. No adjustment shall be made for the gap period between the end of the Plan Year in which the excess contributions were made and the time when the excess contributions are distributed.

                      (7) Excess contributions (if any) shall be determined separately for the ESOP Component and the Non-ESOP Component.

4.       Section 4.2 of the Plan is amended by redesignating subsections (b) and
         (c) as subsections (c) and (d), respectively, and adding the following new subsection (b) after subsection (a) thereof:

               (b)    ESOP Component and Non-ESOP Component. In addition to the
                      -------------------------------------
         subaccounts maintained pursuant to the preceding subsection, the Trustee shall maintain an accounting of the ESOP Component and Non-ESOP Component of the Plan. At any particular time, the ESOP Component of the Plan shall consist of all Plan assets invested in the Company Stock Fund at that time, and the Non-ESOP Component shall consist of all other assets of the Plan at that time. Plan assets, including amounts from any of the subaccounts established pursuant to the preceding subsection, may move freely between the ESOP Component and Non-ESOP Component in accordance with Participants' investment elections under
         Section 4.3.

5. Section 4.3(a) of the Plan is amended by replacing the words "a Company stock fund that invests primarily in common stock of the Company" with "the Company Stock Fund" in the first sentence thereof, and by adding the following new sentence thereof:

         Amounts invested in the Company Stock Fund are part of the ESOP Component, and amounts invested in all other available investment options are part of the Non-ESOP Component.

6. Section 4.3(d) of the Plan is amended by replacing the first paragraph thereof with the following:

         (d)   Company Stock. Effective April 1, 1996, all shares of Company
               -------------
         Stock held by the Plan were placed in the Company Stock Fund. Following the establishment of the Company Stock Fund, Participants' Accounts invested in Company Stock were credited with units in the Company Stock Fund. The Plan assets held in the Company Stock Fund constitute the ESOP Component of the Plan. The Company Stock Fund is designated as, and is intended to constitute, an employee stock ownership plan within the meaning of Section 4975 of the Code.

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7.       Sections 4.3(d), 6.2, and 6.5 of the Plan are amended by replacing the words "common stock of the Company" with "Company Stock" and the words "HEI Common Stock Fund" with "Company Stock Fund" in each place where they occur.

8. Section 6.2 of the Plan is amended by replacing the last paragraph thereof with the following:

         All distributions shall be in the form of cash, except that a Participant's investment in the Company Stock Fund shall be converted to an equivalent number of shares of Company Stock. The normal form of distribution for investments held in the Company Stock Fund shall be such Company Stock. A Participant may also elect to receive any such distribution from the Company Stock Fund in cash in lieu of Company Stock. The value of any fractional share equivalent shall be paid in cash. A Participant may determine the portion of his or her Account balance that will be distributable in Company Stock by directing the investment of such portion in the Company Stock Fund before a distribution is made.


9. Section 10.1 of the Plan is amended by adding the words "(including both the ESOP Component and the Non-ESOP Component") after the word "Plan" in the first sentence thereof.

10. Article X of the Plan is amended by adding the following new definitions, to be appropriately numbered:

         Company Stock means common stock of the Company.
         -------------

         Company Stock Fund means a fund established pursuant to the Trust
         ------------------
         Agreement that consists of Company Stock and a small percentage of cash or cash equivalents. All Company Stock held by the Plan is held in the Company Stock Fund.

         ESOP Component means the portion of the Plan that is invested in the
         --------------
         Company Stock Fund and is designated as an employee stock ownership plan within the meaning of Section 4975 of the Code.

         Non-ESOP Component means the portion of the Plan that is not invested
         --------
         in the Company Stock Fund.

11. Article XII of the Plan is redesignated Article XIII, and the following new Article is inserted after Article XI:

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                                  ARTICLE XII
                                ESOP PROVISIONS
                                ---------------

         Section 12.1 Purpose and Designation of ESOP Component
         ------------------------------------------------------

                 The ESOP Component of the Plan is designated as, and is intended to constitute, an employee stock ownership plan within the meaning of Section 4975 of the Code. The ESOP Component is designed to invest primarily in Company Stock. The Plan shall be interpreted consistently with the designation and intent stated in this Section.

         Section 12.2 Assets of ESOP Component
         -------------------------------------

                 The assets of the ESOP Component shall consist of all Plan assets held in the Company Stock Fund. Amounts contributed to the Plan from any source (including elective contributions and HEIDI contributions) shall become assets of the ESOP Component to the extent that such amounts are invested in the Company Stock Fund pursuant to Participant investment elections under Section 4.3 of the Plan. Amounts transferred to the Company Stock Fund from other investment alternatives in accordance with Participant investment elections shall become part of the ESOP Component, and amounts transferred from the Company Stock Fund to other investment alternatives shall cease to be part of the ESOP Component and become part of the Non-ESOP Component.

         Section 12.3 Participant Voting Rights
         --------------------------------------

                 Participants in the ESOP Component shall have the right to vote shares of Company Stock as provided in Section 4.3.

         Section 12.4 Right to Demand Company Stock
         ------------------------------------------

                 Participants in the ESOP Component shall have the right to demand that benefits be distributed in the form of Company Stock as provided in Section 6.2.

         Section 12.5 Commencement of Distributions
         ------------------------------------------

                 Participants in the ESOP Component shall have the right to commence distributions as provided in Section 6.1.

         Section 12.6 Election to Receive or Reinvest Dividends
         ------------------------------------------------------

                 Dividends on Company Stock held in the ESOP Component shall be paid to the Trustee and allocated among Participants in accordance with their account balances in the ESOP Component. Each Participant's allocable share of each such dividend payment shall, at the election of such Participant, be either (i) paid to such Participant in cash, or
         (ii) reinvested in the Company Stock Fund for the benefit of such Participant and held as part of such Participant's Account. Such Participant elections and cash payments shall be made in accordance with

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         procedures established by the Administrative Committee. The
         Administrative Committee may establish reasonable restrictions on the right to receive dividends in cash, including a reasonable minimum amount for such distributions and a reasonable deadline prior to each dividend distribution for the making of such elections. If a Participant does not affirmatively elect to receive a dividend in cash, he or she shall be deemed to have elected reinvestment of such dividend.

         Section 12.6 Diversification
         ----------------------------

                 Nothing in this Article XII or other Plan provision relating to the ESOP Component shall limit the right of any Participant to direct the investment of his or her Account balance as provided in
         Section 4.3, including the right of such Participant to direct the transfer of all or any portion of his or her Account balance from the Company Stock Fund to any other available investment alternative at any time. Notwithstanding the foregoing, Participant investment directions may be suspended or limited to the extent reasonably necessary for Plan administrative purposes (including, without limitation, any change of Trustee or other service provider) or as may be required by applicable securities laws.

12.      The foregoing amendments shall be effective January 1, 2002.

TO RECORD the adoption of these amendments to the Plan, the Hawaiian Electric Industries, Inc. Pension Investment Committee has caused this document to be executed this 28 day of February, 2002.


                                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                       PENSION INVESTMENT COMMITTEE



                                       By /s/ Robert F. Clarke
                                          ------------------------------------
                                               Its member



                                       By /s/ Robert F. Mougeot
                                          ------------------------------------
                                               Its member

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